UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c‑5(d)(2))

☒ Definitive Information Statement

RAMACO RESOURCES, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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RAMACO RESOURCES, INC.

250 WEST MAIN STREET, SUITE 1800

LEXINGTON, KENTUCKY

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

THE DATE OF THIS INFORMATION STATEMENT IS OCTOBER 21, 2019.

To all Stockholders of Ramaco Resources, Inc.:

Ramaco Resources, Inc. (the “Company,” “our,” or “we”) is delivering this Notice and the accompanying Information Statement to inform our stockholders that, on September 24, 2019, Yorktown Energy Partners IX, L.P., Yorktown Energy Partners X, L.P. and Yorktown Energy Partners XI, L.P., constituting a majority of our outstanding common stock, approved by written consent in lieu of a meeting of stockholders an increase in the size of the board of directors (the “Board”) of the Company to consist of ten Board members (the “Board Size Increase”).

The Board Size Increase will not become effective until November 10, 2019, which is 20 calendar days after this Notice and the accompanying Information Statement is first mailed or otherwise delivered to our stockholders.

The Information Statement is being furnished to the Company’s stockholders of record pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended solely for the purpose of informing our stockholders of the approval of the Board Size Increase before it takes effect.

Date of Mailing: October 21, 2019.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN
CONNECTION WITH THE ACCOMPANYING INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

You have the right to receive this Notice and the accompanying Information Statement if you were a stockholder of record of the Company as of the close of business on October 15, 2019.

By Order of the Board

/s/ Randall W. Atkins
Randall W. Atkins
Executive Chairman
October 21, 2019

RAMACO RESOURCES, INC.

250 WEST MAIN STREET, SUITE 1800

LEXINGTON, KENTUCKY

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN
CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Corporate Action Taken – Board Size Increase

Background

Ramaco Resources, Inc. (the “Company,” “our,” or “we”) is delivering this Notice and the accompanying Information Statement to inform our stockholders that, on September 24, 2019, Yorktown Energy Partners IX, L.P., Yorktown Energy Partners X, L.P. and Yorktown Energy Partners XI, L.P. (collectively, the “Consenting Stockholders”), constituting a majority of our outstanding common stock, approved by written consent in lieu of a meeting of stockholders an increase in the size of the board of directors (the “Board”) of the Company to consist of ten Board members (the “Board Size Increase”).

Section 2.14 of the Company’s Amended and Restated Bylaws and Section 6.1 of the Company’s Amended and Restated Certificate of Incorporation permit any action required or permitted to be taken at any annual meeting or special meeting of the Company’s stockholders to be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of the Company’s outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Additionally, Section 3.2 of the Company’s Amended and Restated Bylaws and Section 5.4 of the Company’s Amended and Restated Certificate of Incorporation state that, prior to the Trigger Date (as defined in each such document), the number of directors shall be fixed exclusively pursuant to a resolution adopted by the affirmative vote of holders of not less than 50% in voting power of the then outstanding shares of stock entitled to vote thereon, voting together as a single class and acting at a meeting of the stockholders or by written consent. All necessary approvals under the Company’s Amended and Restated Bylaws and Amended and Restated Certificate of Incorporation required to approve the Board Size Increase have been obtained as a result of the approval by written consent of the Consenting Stockholders. No further action is required of the Company’s stockholders or Board to effect the foregoing approved actions.

Following the Effective Date (as defined below), there will be two vacancies on the Board. On September 24, 2019, the Board appointed Trent Kososki and Peter Leidel to serve as members of the Board with a term expiring at the Company’s annual meeting of stockholders in 2020 or until their earlier death, resignation, disqualification or removal. The appointments will be effective on the Effective Date and will fill the two vacancies.  The Board believes that these individuals have the necessary skills and experience to adequately fulfill the duties and obligations of directors of the Company and that they will be valuable members of the Company.

Trent Kososki

Mr. Kososki, age 38, served as member of our board of directors from December 2016 until June 2019. Mr. Kososki joined Energy Capital Partners (“ECP”) in 2005 and has been a principal at the firm since 2014. From June 2004 until September 2005, Mr. Kososki worked at Credit Suisse First Boston in the Financial Sponsors Investment Banking Group. Mr. Kososki currently serves on the Board of Directors of ADA Carbon Solutions, LLC, Chieftain Sand and Proppant, LLC and Furie Operation Alaska, LLC and serves as a board observer to Cornucopia Oil & Gas Company, LLC, Sungevity, Inc. and Rimrock Midstream, LLC. Mr. Kososki received a B.S. in Electrical Engineering, with a minor in Economics, from Duke University.

Peter Leidel

Mr. Leidel, age 63, is a founder and partner of Yorktown Partners LLC (“Yorktown”) in New York City, which manages private equity partnerships with $5.0 billion of capital under management that invest in the energy industry. Mr. Leidel’s focus is on energy companies in a variety of different industries. Until 1997, the Yorktown partnerships were affiliated with the investment bank Dillon, Read & Co., Inc., where Mr. Leidel was a partner in the venture capital group and invested in a variety of private companies with a particular focus on energy investments. He was previously in corporate treasury positions at Mobil Corporation and worked for KPMG Peat Marwick and the U.S. Patent and Trademark Office. Mr. Leidel is a director of University of Wisconsin Foundation, Extraction Oil & Gas, Inc. (NASDAQ: XOG), Carbon Energy Corporation (OTC: CRBO), Mid-Con Energy Partners LP (NASDAQ: MCEP) and the American Spectator Foundation, as well as several private energy companies. He served as an adjunct faculty member at the University of Pennsylvania’s School of Business, where he taught financial and managerial accounting. Mr. Leidel became a Certificate Public Accountant in 1979.  He received his B.B.A. with Honors from the University of Wisconsin and M.B.A. from the Wharton School at the University of Pennsylvania.

Stockholders Entitled to Receive Notice of Action by Written Consent

This Information Statement is being furnished to the Company’s stockholders of record pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), solely for the purpose of informing our stockholders of the approval of the Board Size Increase before it takes effect.

Date of Mailing:

October 21, 2019.

Effective Date of Action by Written Consent

Pursuant to Rule 14c‑2 under the Exchange Act, the written consent will become effective on or after November 10, 2019, which is 20 calendar days following the date this Notice and the accompanying Information Statement is first sent or given to our stockholders (the “Effective Date”).

Dissenters’ Right of Appraisal

We are a Delaware corporation and are governed by the Delaware General Corporation Law. Holders of the shares of the Company’s  common stock do not have appraisal or dissenters’ rights under the Delaware General Corporation Law in connection with the Board Size Increase.  We will not independently provide our stockholders with any such right of dissent.

Voting Securities and Principal Holders Thereof

As of September 24, 2019, the Company had 40,832,467 shares of common stock issued, outstanding, and eligible to vote. Each outstanding share of our common stock is entitled to one vote per share.

The following table shows stock ownership of (a) each person who is known to us to own beneficially more than 5% of the Company’s common stock, based solely on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, and (b) each of our executive officers and directors (including Messrs. Kososki and Leidel) and (c) all of our directors and executive officers as a group.  As of September 24, 2019, there were 40,832,467 shares of our common stock issued and outstanding. Beneficial ownership is determined in accordance with Rule 13d‑3 under the Exchange Act and, except as otherwise indicated, the respective holders have sole voting and investment powers over such shares.

All information with respect to beneficial ownership has been furnished by the respective 5% or more stockholders, directors or named executive officers (the “NEOs”), as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is c/o Ramaco Resources, Inc., 250 West Main Street, Suite 1800, Lexington,

Kentucky 40507. The address for ECP is 51 John F Kennedy Parkway Suite 200, Short Hills, NJ 07078. The address for Yorktown is 410 Park Avenue, Suite 1900, New York, New York 10022.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number(2)%
Five Percent Stockholders:
Yorktown Energy Partners IX, L.P.(3)	11,471,525	28.1%
Yorktown Energy Partners X, L.P.(4)	3,692,881	9.0%
Yorktown Energy Partners XI, L.P.(5)	5,587,127	13.7%
Energy Capital Partners Mezzanine Opportunities Fund A, LP(6)	4,423,181	10.83%
Directors and NEOs:
Randall W. Atkins(7)	2,668,914	6.54%
Michael D. Bauersachs(8)	2,687,914	6.58%
Christopher L. Blanchard	173,716	*
Jeremy Sussman	79,376	*
Bruce E. Cryder	42,640	*
Bryan H. Lawrence(9)	21,251,533	52.05%
Peter Leidel(9)	21,251,533	52.05%
Richard M. Whiting	44,544	*
Patrick C. Graney, III	67,044	*
Tyler Reeder(10)	5,631,349	13.79%
Trent Kososki(10)	5,631,349	13.79%
C. Lynch Christian III	14,625	*
All directors and executive officers as a group (13 persons)	32,661655	80.00%

*Represents less than 1%

(1)

Pursuant to Rule 13d‑3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days.

(2)

The number of shares beneficially owned by each person or group as of September 24, 2019 includes shares of common stock that such person or group has the right to acquire within 60 days of September 24, 2019, including upon the exercise of options to purchase common stock or the vesting of restricted stock awards.

(3)

Number of shares based on a Schedule 13D filed with the Securities and Exchange Commission on May 29, 2019. Such filing indicates that Yorktown Energy Partners IX, L.P. has shared voting power with respect to 11,471,525 shares and shared dispositive power with respect to 11,471,525 shares.  Yorktown IX Company LP is the sole general partner of Yorktown Energy Partners IX, L.P. Yorktown IX Associates LLC is the sole general partner of Yorktown IX Company LP. As a result, Yorktown IX Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners IX, L.P. Yorktown IX Company LP and Yorktown IX Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners IX, L.P. in excess of their pecuniary interest therein.

(4)

Number of shares based on a Schedule 13D filed with the Securities and Exchange Commission on February 21, 2017. Such filing indicates that Yorktown Energy Partners X, L.P. has shared voting power with respect to 3,692,881 shares and shared dispositive power with respect to 3,692,881 shares.  Yorktown X Company LP is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners X, L.P. Yorktown X Company LP and Yorktown X Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein.

(5)

Number of shares based on a Schedule 13D filed with the Securities and Exchange Commission on February 21, 2017. Such filing indicates that Yorktown Energy Partners XI, L.P. has shared voting power with respect to 5,587,127 shares and shared dispositive power with respect to 5,587,127 shares.  Yorktown XI Company LP is the sole general partner of Yorktown Energy Partners XI, L.P. Yorktown XI Associates LLC is the sole general partner of Yorktown XI Company LP. As a result, Yorktown XI Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners XI, L.P. Yorktown XI Company LP and Yorktown XI Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners XI, L.P. in excess of their pecuniary interest therein.

(6)

Number of shares based on a Schedule 13D filed with the Securities and Exchange Commission on June 2, 2017. Such filing indicates that Energy Capital Partners Mezzanine Opportunities Fund A, LP has shared voting power with respect to 4,423,181 shares and shared dispositive power with respect to 4,423,181 shares.

(7)	Includes options to purchase 468,712 shares of common stock.
(8)	Includes options to purchase 468,712 shares of common stock.
(9)

Because of the relationship of Messrs. Lawrence and Leidel to Yorktown Energy Partners IX, L.P., Yorktown Energy Partners X, L.P., and Yorktown Energy Partners XI, L.P. (the “Yorktown Funds”), Messrs. Lawrence and Leidel may be deemed indirect beneficial owners of the 21,251,533 shares of common stock owned by the Yorktown Funds. Pursuant to applicable reporting requirements, Messrs. Lawrence and Leidel are reporting indirect beneficial ownership of the entire amount of the common stock owned by the Yorktown Funds but they disclaim beneficial ownership of such shares.

(10)

Because of the relationship of Messrs. Reeder and Kososki to Energy Capital Partners Mezzanine Opportunities Fund, LP, Energy Capital Partners Mezzanine Opportunities Fund A, LP and ECP Mezzanine B (Ramaco IP), LP. (the “ECP Funds”),  Messrs. Reeder and Kososki may be deemed indirect beneficial owners of the 5,631,349 shares of common stock owned by the ECP Funds. Pursuant to applicable reporting requirements, Messrs. Reeder and Kososki are reporting indirect beneficial ownership of the entire amount of the common stock owned by the ECP Funds but they disclaim beneficial ownership of such shares.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

Except as set forth below, no person who has been an officer or director of the Company at any time since January 1, 2018, other than in their role as such, has had a substantial or material interest in the consummation of the Board Size Increase, which, to the extent such officer or director is a holder of common stock, is not shared by all other holders of common stock in accordance with their respective ownership interests in the Company:

•

One of our eight directors is affiliated with the Consenting Stockholders. Certain affiliates of Yorktown and ECP are parties to that certain Shareholders’ Agreement, dated as of February 8, 2017, with the Company (the “Shareholders’ Agreement”). Pursuant to the Shareholders’ Agreement, for so long as Yorktown holds at least 50% of the outstanding shares of the Company’s common stock, Yorktown has the right to designate up to five individuals to the Board. Specifically, Bryan H. Lawrence was appointed by the Consenting Stockholders and is a founder and senior manager of Yorktown, the manager of the Consenting Stockholders group of investment partnerships. Following Mr. Leidel’s appointment to the Board, Yorktown will have designated two individuals to serve on the Board.

•

One of our former directors will return to the Board.  As a result of the Board Size Increase, the Board intends to appoint two additional individuals to serve on the Board.  One of the two appointees to the Board will be Trent Kososki, who is a principal with Energy Capital Partners. Mr. Kososki previously served as a member of the Board from December 2016 until June 2019.

Delivery of Documents to Security Holders Sharing an Address

We will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. Furthermore, we undertake to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement by contacting us at: 250 West Main Street, Suite 1800, Lexington, Kentucky 40507, Attention: Secretary, or by calling (859) 244‑7455. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

Available Information

Our investor relations website is ir.ramacoresources.com and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the Securities and Exchange Commission (“SEC”), corporate governance information (including our Code of Conduct and Ethics) and press releases. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at http://www.sec.gov. The information on our website or on any other website is not part of this Information Statement.

By Order of the Board

/s/ Randall W. Atkins
Randall W. Atkins
Executive Chairman
October 21, 2019